Exhibit 10.6

AMENDMENT NO. 1
to

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of

BGC HOLDINGS, L.P.

This Amendment No. 1 (this “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of BGC Holdings, L.P., a Delaware limited partnership, dated as of December 13, 2017 (the “Agreement”), is dated as of November 8, 2018 and effective as of December 13, 2017.

WITNESSETH:

WHEREAS, the General Partner desires to make certain modifications to the Agreement in order to further the intent of the parties thereto, as set forth in this Amendment;

WHEREAS, in accordance with Section 13.01 of the Agreement, this Amendment has been authorized and approved by the General Partner and the Exchangeable Limited Partners (by the affirmative vote of a Majority in Interest); and

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Agreement.

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Amendment:

Section 1.Amendments.

(a)	Section 1.01 of the Agreement is hereby amended by amending and restating the following definitions to read as follows:

“Distribution Ratio” shall have the meaning ascribed to such term in the Separation Agreement.

“Exchange Ratio” means, as of any time, the number of shares of BGC Partners Common Stock that a holder shall receive pursuant to Article VIII of this Agreement in any Exchange for one Exchange Right Unit (or, during the Interim Period, the number of shares of BGC Partners Common Stock that a holder shall receive pursuant to Article VIII in any Exchange for a combination of (a) one Exchange Right Unit and (b) a number of Newmark Exchange Right Units equal to (i) the Distribution Ratio divided by (ii) the Newmark Holdings Exchange Ratio).

(b)	Section 8.01(c) of the Agreement is hereby amended and restated to read as follows:

Notwithstanding anything to the contrary herein, during the Interim Period, unless otherwise agreed by BGC Partners, in order for a Partner to consummate an Exchange, such Partner must exchange both an Exchange Right Interest and a Newmark Exchange Right Interest with BGC Partners in order to receive shares of BGC Common Stock.  During the Interim Period, unless otherwise agreed by BGC Partners, in any such Exchange, such Partner shall receive a number of shares of BGC Partners Common Stock equal to the Exchange Ratio for a combination of (i) one Exchange Right Unit and (ii) a number of Newmark Exchange Right Units equal to (A) the Distribution Ratio divided by (B) the Newmark Holdings Exchange Ratio.  After the Interim Period, unless otherwise agreed by BGC Partners, in order for a Partner to consummate an Exchange, such Partner must exchange only an Exchange Right Interest with BGC Partners in order to receive shares of BGC Common Stock.  After the Interim Period, unless otherwise agreed by BGC Partners, in any such Exchange, such Partner shall receive a number of shares of BGC Partners Common Stock equal to the Exchange Ratio for one Exchange Right Unit.

Section 2.Construction.  Except as expressly amended hereby, the Agreement shall remain in full force and effect, and all other terms of the Agreement remain unchanged.

Section 3.Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

(signature page follows)

IN WITNESS WHEREOF, this Amendment has been duly executed on November 8, 2018.

BGC GP, LLC, as General Partner

By: /S/ HOWARD W. LUTNICK

Name: Howard W. Lutnick

Title: Chief Executive Officer

Agreed and Accepted:

CANTOR FITZGERALD, L.P.

By: /S/ HOWARD W. LUTNICK

Name: Howard W. Lutnick

Title: Chief Executive Officer